                                                    Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                       PANAX PHARMACEUTICAL COMPANY, LTD.
             (Exact name of registrant as specified in its charter)

                                    NEW YORK
         (State or other jurisdiction of incorporation or organization)

                                   13-3754005
                      (I.R.S. Employer Identification No.)

                          425 PARK AVENUE, 27TH FLOOR
                               NEW YORK, NY 10022
                    (Address of principal executive offices)

                             1993 STOCK OPTION PLAN
                            (Full Title of the Plan)

                             LEO SILVERSTEIN, ESQ.
                       BROCK, FENSTERSTOCK, SILVERSTEIN,
                             MCAULIFFE & WADE, LLC
                        ONE CITICORP CENTER - 56TH FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 371-2000
           (Name, Address and Telephone Number of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

===============================================================================

                                  PROPOSED     PROPOSED
TITLE OF                          MAXIMUM      MAXIMUM
SECURITIES         AMOUNT         OFFERING     AGGREGATE       AMOUNT OF
TO BE              TO BE          PRICE PER    OFFERING        REGISTRATION
REGISTERED         REGISTERED     SHARE        PRICE           FEE

-------------------------------------------------------------------------------
Common Stock,
    par value
    $0.0001
    per share      300,000 shs.   $2.4375(1)     $731,250        $221.59

-------------------------------------------------------------------------------

         Total     300,000 shs.                  $731,250        $221.59

===============================================================================

(1) Calculated pursuant to Rule 457(h)(1) on the basis of the price at which said common stock was traded on the Nasdaq SmallCap Market on the day prior to the date of filing hereof.




THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING AS PROVIDED IN RULE 462 UNDER THE SECURITIES ACT OF 1933.

THE CONTENTS OF AN EARLIER REGISTRATION STATEMENT, FILE NO. 333-00922, IS INCORPORATED HEREIN BY REFERENCE.

                                   SIGNATURES
                                   ----------


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 13, 1996.


                            Panax Pharmaceutical Company, Ltd.



                            By: /s/ Dr. Taffy J. Williams
                                ------------------------------
                                Dr. Taffy J. Williams
                                Chairman, President and Chief Executive Officer


                                ----------------

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Taffy J. Williams, his true and lawful attorney-in-fact, with power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of Panax Pharmaceutical Company, Ltd., any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 13, 1997, by the following persons in the capacities indicated.


Signature                         Title                           Date
---------                         -----                           ----


/s/ Taffy J. Williams             Chairman of the                 June 13, 1997
-----------------------------     Board, President and
Dr. Taffy J. Williams             Chief Executive Officer
                                  (Principal Executive Officer);
                                  Director







/s/ Tanya Akimova                 Vice President                  June 13, 1997
-----------------------------     and Director
Dr. Tanya Akimova



/s/ J.R. LeShufy                  Vice President and              June 13, 1997
-----------------------------     Director
J.R. LeShufy



/s/ Bernard Nagelberg             Vice President                  June 13, 1997
-----------------------------     Director
Bernard Nagelberg



/s/ Leonid Shpilenya              Director                        June 13, 1997
-----------------------------
Dr. Leonid Shpilenya
